UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2010

SearchMedia Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0001-33800	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15A Zhao Feng Universe Building, 1800 Zhong Shan Xi Lu, Shanghai, China,		200235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	86-2164403190

4B, Ying Long Building, 1358 Yan An Road West, Shanghia, China
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2010, the Board of Directors of SearchMedia Holdings Limited, a Cayman Islands company (the "Company") appointed Paul Conway, age 40, as its Chief Executive Officer.

From 1998 through January 2010, Mr. Conway worked at Oppenheimer & Co., Inc., where he served as Managing Director of Media Investment Banking from January 2009 to January 2010, as Executive Director of Media Investment Banking from January 2006 to January 2009, and as Director of Media Investment Banking from January 2003 to January 2006.

Effective February 1, 2010 (the "Effective Date"), the Company and Mr. Conway entered into the Executive Employment Agreement (the "Agreement"). The term of the Agreement is for three years and the Agreement will be automatically extended for successive one-year terms unless either party gives written notice to the other party to terminate the Agreement. The Company also agreed to appoint Mr. Conway to the Board prior to the one year anniversary of the Effective Date.

Pursuant to the Agreement, Mr. Conway will receive an annual salary of US $250,000, subject to annual review by the Board of Directors (the "Board"). Mr. Conway is also entitled to expense reimbursement of up to US $50,000 for certain expenses related to, among other things, relocation, housing, education and insurance. On February 1, 2010, Mr. Conway was granted (i) options to purchase 250,000 shares of common stock (the "Initial Option Grant"), which vest one-third annually on the anniversary of the date of grant, with an exercise price equal to the Company’s closing price on the date of grant, and (ii) 100,000 restricted shares (the "Initial Restricted Share Grant") which vest on the three-year anniversary of the date of grant.

In the event the Company terminates Mr. Conway without cause or Mr. Conway terminates his employment for good reason (as described in the Agreement), (i) Mr. Conway will receive salary continuation equal to six months salary if such termination occurred prior to the first anniversary of the Effective Date, salary continuation equal to nine months salary and the vesting of 33,333 restricted shares from the Initial Restricted Share Grant if such termination occurrs between the first anniversary of the Effective Date and the second anniversary of the Effective Date, and salary continuation equal to nine months’ salary and the vesting of 66,666 restricted shares from the Initial Restricted Share Grant if such termination occurs after the second anniversary year of the Effective Date, and (ii) those options in the Initial Option Grant that would have vested during the applicable severance period shall vest and be exercisable.

The Agreement also contains other customary provisions, including provisions relating to non-solicitation, non-compete, confidentiality and compliance with Sections 409A and 457A of the Internal Revenue Code. In addition, pursuant to the terms of the Agreement, upon the occurrence of a Change in Control (as defined in the Agreement), all unvested options from the Initial Grant and unvested restricted shares from the Initial Restricted Share Grant will become vested and fully exercisable.

The foregoing description of the Agreement is not intended to be a comprehensive summary. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.

In connection with the hiring of Mr. Conway, the Company issued a press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibit 10.1 – Executive Employment Agreement effective February 1, 2010.
Exhibit 99.1 - Press Release dated February 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchMedia Holdings Limited

February 3, 2010	By:	Paul Conway

Name: Paul Conway
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement effective February 1, 2010
99.1	Press Release dated February 1, 2010